July 19, 2006                              Mr. Richard G. Spencer
                                           President & Chief Executive Officer
                                           (412) 367-3300
                                           E-mail: rspencer@fidelitybank-pa.com

For Immediate Release

                             FIDELITY BANCORP, INC.
                             ----------------------
                                  THIRD QUARTER
                                  -------------
                              COMMON STOCK DIVIDEND
                              ---------------------

PITTSBURGH, PA - July 19, 2006 - Fidelity Bancorp, Inc. of Pittsburgh, Pennsylvania (NASDAQ: FSBI), the holding company for Fidelity Bank yesterday announced a quarterly cash dividend of $.14 per share on the Company's common stock. The dividend is payable August 31, 2006 to stockholders of record August 15, 2006. This represents the 72nd uninterrupted quarterly cash dividend paid to stockholders.

The Company's filings with the Securities and Exchange Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.
                                                  --------------------------

Fidelity   Bancorp,   Inc.  is  the  holding   company  for  Fidelity   Bank,  a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.

Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.